Exhibit 99.1
China Direct Industries Receives Notice of Minimum Bid Price Non-Compliance From
NASDAQ OMX Group

DEERFIELD BEACH, FL--(12/14/11) - China Direct Industries, Inc. (the "Company") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial products in China and the Americas in two core business segments, announced today that it received a letter from the Nasdaq OMX Group on December 12, 2011 indicating that the Company no longer meets the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(1). The letter gives China Direct Industries notice that bid price of the Company’s common stock has closed under $1.00 for the last 30 business days.

The Nasdaq notice has no effect on the listing of the Company’s common stock at this time.  Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until June 11, 2012, to regain compliance. The letter states the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5450(a)(1) if at any time before June 11, 2012, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If the Company cannot demonstrate compliance with Rule 5450(a)(1) by June 11, 2012, it may transfer its listing to The Nasdaq Capital Market if it meets the initial listing criteria set forth in Nasdaq Marketplace Rule 5505, except for the bid price requirement.  In that case, it may have an additional 180 calendar day period in which to comply with the minimum bid price requirement. The Company currently meets these initial listing criteria.  Otherwise, the Nasdaq staff may begin the process to have the Company’s securities delisted.  At that time, the Company may appeal the Nasdaq staff’s determination to delist its securities to a Listing Qualifications Panel.

The Company intends to actively monitor the bid price for its common stock between now and June 11, 2012, and will consider all available options to regain compliance with the Nasdaq minimum bid price requirement.

About China Direct Industries, Inc
China Direct Industries, Inc. (NASDAQ:CDII - News), is a U.S. based company that sources, produces and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries' unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbour provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the ability of the Company to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirements.
We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net